CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND

CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Alterola Biotech, Inc. (the “Company”) on Form 10-Q for the quarter ended December 31, 2022 filed with the Securities and Exchange Commission (the “Report”), I, David Hitchcock, Chief Executive Officer and I, Tim Rogers, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the consolidated financial condition of the Company as of the dates presented and the consolidated result of operations of the Company for the periods presented.

By:	/s/ David Hitchcock
Name:	David Hitchcock
Title:	Chief Executive Officer and Director
Date:	February 14, 2023

By:	/s/ Tim Rogers
Name:	Tim Rogers
Title:	Chief Financial Officer, Chairman and Director
Date:	February 14, 2023

This certification has been furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.